Exhibit 10.10

ENGLISH TRANSLATION

Loan Agreement

THIS LOAN AGREEMENT (“this Agreement”) is entered into by the parties below in Shenzhen, the People’s Republic of China on and as of June 8, 2007:

Lender: Noah Education Technology (Shenzhen) Co., Ltd.

Address: B1002 Tian An Hi-tech Venture Park Building, Chegongmiao, Futian District, Shenzhen

Borrower A: Xu Dong

ID Card No.: 110108196611048978

Address: A4-4A Cuihai Garden, Qiaoxiang Road, Futian District, Shenzhen

Borrower B: Tang Benguo

ID Card No.: 110108196509078919

Address: A4-8A Cuihai Garden, Qiaoxiang Road, Futian District, Shenzhen

Borrower A and Borrower B are hereinafter collectively referred to as “the Borrowers”.

WHEREAS:

1.	Borrower A and Borrower B hold 51% and 49% equities of Shenzhen Zhiyuan Noah Internet Technology Co., Ltd. (a limited liability company incorporated in accordance with Chinese laws, hereinafter referred to as “Zhiyuan Technology”) respectively;

2.	The Lender agrees to lend to the Borrowers, and the Borrowers agree to borrow from the Lender, the Loan under this Agreement, to invest in Zhiyuan Technology;

NOW, THEREFORE, through amicable negotiations, all the parties (“Parties”) hereby agree as follows:

1	Definitions

1.1	Unless the context otherwise requires, the following terms whenever used in this Agreement shall have the following meanings:

“Loan Granting Date” shall mean the date when the Lender pays the Loan to the Borrowers.

“Agreement” shall mean this Loan Agreement, together with any and all amendments, supplements or other changes made in accordance with its provisions from time to time.

“Banking Day” shall mean the days when Chinese commercial banks are open to the public, excluding statutory festivals and holidays.

“Loan” shall mean the specific amount in RMB granted to the Borrowers by the Lender under Article 2 below.

“Adverse Material Effect” shall mean an adverse material effect upon:

a)	the legality, validity or enforceability of this Agreement;

b)	Borrowers’ ability of complying with and performing their obligations under this Agreement;

c)	Lender’s rights under this Agreement; or

d)	Borrowers’ ability relating to their current business.

“China” shall mean the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong SAR, Macao SAR and Taiwan, the same as below).

“Tax” shall include any and all taxes, duties and other expenses levied, deducted or withheld by the government or other financial department, now or in future, including any additional penalty and overdue fine arising out of their non-payment or late payment, or their non-declaration or late declaration).

2	Loan

2.1	Loan

Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrowers, and the Borrowers agree to borrow from the Lender, a loan of RMB 1,000,000 (“Loan Amount”), on the Loan Granting Date. Borrower A and Borrower B agree to be jointly responsible for repayment to the Lender or its successor or assignee with respect to the Loan Amount. Borrower A and Borrower B agree to sign the confirmation letter of receipt of the Loan Amount in the format attached hereto as Annex 1 while signing this Agreement.

2.2	Interest

The Loan is subject to an interest at an annual interest rate of 0%.

2.3	Loan repayment

Because the Lender agrees to provide the Loan at an interest rate of 0%, the Borrowers agree to promptly replay the Loan Amount upon receipt the notice of repayment from the Lender. Without Lender’s written consent, the Borrowers shall not repay the Loan Amount in advance.

The Borrowers shall repay the Loan Amount by transferring all their equities in Zhiyuan Technology to the Lender as the consideration (“Equity Transfer Consideration”). The Lender agrees not to request the Borrowers to repay the Loan Amount in any other form than Equity Transfer Consideration.

3	Tax Payment

The Lender and the Borrowers shall pay all the taxes arising in connection with the Loan and the execution of this Agreement in accordance with laws and regulations respectively.

4	Representations and Warranties

4.1	Representations and warranties

The Borrowers hereby represent and warrant that:

(a)	They are Chinese citizens with full civil capacity;

(b)	They have the power to execute this Agreement and perform the obligations under this Agreement;

(c)	They have the effective authority to execute this Agreement, perform the obligations under this Agreement and render it enforceable;

(d)	This Agreement constitutes a valid and binding obligation enforceable against them in accordance with its provisions;

(e)	This Agreement and the Loan under this Agreement do not violate any law, regulation or administrative order, or any obligation or commitment restricting them or their properties;

(f)	The Borrowers are not involved in any act violating any law, regulation, official order, contract, commitment or obligation, which may have an adverse material effect on themselves or any of their properties now or in future;

(g)	There are no lawsuits, actions or administrative, arbitration or other proceedings or governmental investigations pending or threatened against or relating to the Borrowers or any of their properties;

(h)	The Borrowers are the beneficiary owner of all their properties or business and have the undisputable ownership over them; the equities held by the Borrowers in Zhiyuan Technology are free and clear of, and without Lender’s consent, will not be set with within the term of this Agreement, any pledge or other encumbrances.

4.2	Further representations and warranties

The foregoing representations and warranties are deemed to be made on the Effective Date.

5	Miscellaneous

5.1	Effective date

This Agreement shall become effective on the date when it is signed by the Parties (“Effective Date”).

5.2	Applicable Law

The formation, validity, interpretation and performance of this Agreement and settlement of disputes thereof shall be governed by and construed in accordance with Chinese laws.

5.3	Dispute resolution

(a)	Any dispute, controversy or claim (“dispute”) arising out of or in connection with this Agreement, including any question regarding its breach, termination or invalidity, shall first be amicably resolved by the Parties and if no resolution is reached within fifteen (15) days from the notice requesting amicable resolution, such dispute shall be referred to China International Economic and Trade Arbitration Commission for arbitration. The seat of arbitration shall be Shenzhen and language of proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.

5.4	Succession and assignment

(a)	This Agreement shall bind upon the Borrowers, the Lender and their respective successors and assignees. Without Lender’s written consent, the Borrowers shall not assign or transfer any of their rights and obligations under this Agreement.

(b)	The Lender may, at any time assign, novate or transfer all or part of its rights, benefits and obligations under this Agreement to any person or several persons from time to time without requiring the consent of the Borrowers. In order to enable the Lender to complete the said assignment, novation or transfer, the Borrowers hereby agree to execute any and all necessary documents and fulfill any and all necessary registrations.

5.5	Amendment

This Agreement shall not be amended by the Parties except by a written instrument signed by their duly authorized representatives.

5.6	Entirety

This Agreement constitutes the entire agreement among the Parties with respect to subject matter hereof and supersedes any and all prior agreements or understandings, whether written or oral, among the Parties with respect to subject matter hereof.

5.7	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

(No text below)

IN WITNESS WHEREOF, the Parties have executed the 3 originals of this Agreement as of the date first above written.

Noah Education Technology (Shenzhen) Co., Ltd.

By:	/s/ Xiao Xianquan
Name:	Xiao Xianquan
Title:

Xu Dong

/s/ Xu Dong

Tang Benguo

/s/ Tang Benguo

Annex 1 Confirmation Letter

The undersigned (Xu Dong and Tang Benguo) hereby states:

A loan of RMB 1,000,000 has been received from Noah Education Technology (Shenzhen) Co., Ltd. on June 6, 2006.

/s/ Xu Dong (Xu Dong)

Date: June 8, 2007

/s/ Tang Benguo (Tang Benguo)

Date: June 8, 2007